Exhibit 10.1

GENESIS ENERGY, L.P.
2010 LONG-TERM INCENTIVE PLAN

SECTION 1.  Purpose of the Plan.

The Genesis Energy 2010 Long-Term Incentive Plan (the “2010 Plan”) is intended to promote the interests of Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), by providing to employees, certain members of the company who serve in employee roles, and directors of Genesis Energy, LLC (the “Company”) and its Affiliates who perform services for the Partnership incentive compensation cash awards for superior performance that are based on Units.  The 2010 Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

SECTION 2.  Definitions.

As used in the 2010 Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Phantom Unit granted under the 2010 Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

“Board” means the Board of Directors of the Company.

“Change in Control” shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Partnership (taken as a whole, together with those of its subsidiaries) or the Company (taken as a whole, together with those of its subsidiaries) to any Person, other than the Partnership, the Company or any of their Affiliates, or (ii) any merger, reorganization, consolidation or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Company ceases to be beneficially owned by the Persons who own such interests, respectively, as of February 5, 2010.

“Committee” means the Governance, Compensation and Business Development Committee of the Board or such other committee of the Board appointed by the Board to administer the 2010 Plan.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to the cash distribution made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

“Director” means a member of the Board.

“Employee” means any employee or member of the Company, the Partnership or any of their subsidiaries who serves in an employee role, as determined by the Committee.

“Fair Market Value” means the average of the last reported sales prices for the 20 consecutive Trading Days (defined below) ending with the Trading Day immediately preceding the date in question.  The last reported sales price for each day shall be the last reported sales price regular way on the American Stock Exchange or any other exchange on which the Units are primarily listed.  In the event there is no sale of Units on the Partnership’s primary securities exchange for the applicable 20 Trading Days period, the determination of fair market value shall be made in good faith by the Committee.  As used herein, the term “Trading Days” with respect to Units means if the Units are listed or admitted for trading on the Partnership’s primary national securities exchange, those days on which such securities exchange is open for business.

“Participant” means any Employee or Director granted an Award under the 2010 Plan.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., as amended, restated or otherwise modified from time to time.

“Person” means an individual or entity, including a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the 2010 Plan which upon vesting entitles the Participant to receive an amount of cash equal to the Fair Market Value of a Unit.

“Restricted Period” means the period established by the Committee with respect to an Award during which any portion of the Award remains subject to forfeiture (is not vested) and is not payable to the Participant.

“Unit” means a Common Unit of the Partnership.

SECTION 3.  Administration.

The Committee shall administer the 2010 Plan.  A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.  Subject to the terms of the 2010 Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the 2010 Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Units to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (v) interpret and administer the Plan and any instrument or agreement relating to an Award made under the 2010 Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2010 Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2010 Plan.  Unless otherwise expressly provided in the 2010 Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2010 Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Eligibility.

Any Director and any Employee who performs services for the Company, the Partnership or any of their subsidiaries shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 5.  Awards.

(a)
Phantom Units.  The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i)
DERs.  To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest at the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii)
Forfeiture.  Except as otherwise provided in the terms of the Phantom Units grant, upon termination of a Participant’s status as an Employee or Director, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Phantom Units and any tandem DERs shall be forfeited by the Participant unless otherwise provided in a written employment agreement between the Participant and the Company or its Affiliates.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units and tandem DERs.

(iii)
Lapse of Restrictions.  Upon or as soon as reasonably practicable and not later than 30 days  following the vesting of each Phantom Unit, the Participant shall receive from the Company an amount of cash equal to the Fair Market Value of a Unit.

(b)	General.

(i)
Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the 2010 Plan or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards.
(A)
Except as provided in (B) below, no Award and no right under any Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(B)	Participants may transfer Awards by will and the laws of descent and distribution.

(iii)	Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)	Consideration for Grants. Awards may be granted for such consideration, including services or such minimal consideration as may be required by law, as the Committee determines.

(v)
Change in Control.  Upon a Change in Control or such period prior thereto as may be established by the Committee, all Awards shall automatically vest and become payable in full.  In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.

(c)
Adjustments.  In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2010 Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 6. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)
No Rights to Award.  No Person shall have any claim to be granted any Award under the 2010 Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)
Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due under any Award or from any compensation or other amount owing to a Participant the amount of any applicable taxes payable in respect of the grant of an Award, the lapse of restrictions thereon, or any payment under an Award or under the Plan and to take such other action may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c)
No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company of any Affiliate or to remain on the Board, as applicable.  Further the Company of an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the 2010 Plan, unless otherwise expressly provided in the 2010 Plan or in any Award agreement.

(d)
Governing Law.  The validity, construction, and effect of the 2010 Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)
Severability.  If any provision of the 2010 Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the 2010 Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the 2010 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the 2010 Plan and any such Award shall remain in full force and effect.

(f)
Other Laws.  The Committee may refuse to pay any cash under an Award if, in its sole discretion, it determines that the payment might violate any applicable law or regulation or the rules of the principal securities exchange on which the Units are then traded.

(g)
No Trust or Fund Created.  Neither the 2010 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h)
Headings.  Headings are given to the Sections and subsections of the 2010 Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the 2010 Plan or any provision thereof.

(i)
Facility Payment.  Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment for such amounts.

(j)	Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k)
Participation by Affiliates.  With respect to the Awards made to the employees of an Affiliate, the Company shall act as agent of such participating Affiliate.  In this regard, the Company shall make payment with respect to such Awards directly to the participating Affiliate, which, in turn, shall be responsible for making the payments with respect to such Awards to its eligible employees.

(l)
Section 409A Compliance.  The 2010 Plan is intended to comply with Section 409A of the Internal Revenue Code (the “Code”) and any ambiguity is intended to be interpreted in a manner that complies with Code Section 409A and the Treasury Regulations and related interpretive guidance issued thereunder.  The payments under the 2010 Plan are intended to be short term deferrals that are exempt from the application of Code Section 409A and the 2010 Plan will be administered and interpreted to maximize the short-term deferral exemption to Code Section 409A.  The portion of any payment under the 2010 Plan that is paid within the short-term deferral period (as defined in Treasury Regulations section 1.409A-1(b)(4)) will be treated as a short-term deferral and not aggregated with other plans or payments.  Payment dates provided for in the 2010 Plan are deemed to incorporate “grace periods” provided by Treasury Regulations section 1.409A-3(d) and no Participant may, directly or indirectly, designate the taxable year of any payment made under the 2010 Plan.

SECTION 8.  Term of the 2010 Plan.

This 2010 Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board.  However, unless otherwise expressly provided in the 2010 Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

By:	/s/ Robert C. Sturdivant
Name: Robert C. Sturdivant
Title: Chairman of the Board